Global Natural Resources Fund February 28, 2005 semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended February 28, 2005, Putnam Management
has assumed $2,094 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.



74U1		Class A	10,138
		Class B	4,440
		Class C	749

74U2		Class M	165
		Class R	6

74V1		Class A	26.96
		Class B	25.81
		Class C	26.14

74V2		Class M	26.54
		Class R	26.89